                                                                 Exhibit 6(b)(3)
                                                                 ---------------



                                LEASE AGREEMENT


          Landlord:                          Robert L. Brunner
                                             Rena F. Brunner

          Tenant:                            The First National Bank
                                             of Mifflintown

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

I.     Premises..........................................................     3

II.    Possession........................................................     3

III.   Use...............................................................     3

IV.    Term..............................................................     4

V.     Rental............................................................     4

VI.    Common Use Areas and Annual Charge (CAM)..........................     4

VII.   Public Utilities..................................................     5

VIII.  Building Alterations and Trade Fixtures...........................     6

IX.    Covenants of Tenant...............................................     6

X.     Rights of Landlord................................................     7

XI.    Signs.............................................................     8

XII.   Damage to Premises................................................     8

XIII.  Public Liability and Indemnification..............................     8

XIV.   Subordination.....................................................     9

XV.    Events of Default.................................................     9

XVI.   Assignment........................................................    12

XVII.  Surrender and Holdover............................................    13

XVIII. Additional Construction...........................................    13

XIX.   Successors and Assigns............................................    13

XX.    Scope and Interpretation..........................................    14

XXI.   Quiet Enjoyment...................................................    14

                                LEASE AGREEMENT
                                ---------------


     THIS LEASE dated this 11th day of January, 2002, between ROBERT L, BRUNNER and RENA F. BRUNNER, husband and wife, t/a The Village Square, of R,D, #1, Shermansdale, Pennsylvania, hereinafter referred to as the Landlord, and THE FIRST NATIONAL BANK OF MIFFLINTOWN, a national banking association, hereinafter referred to as the Tenant, which is duly authorized to do business in the Commonwealth of Pennsylvania.

                                  WITNESSETH:

     I.   Premises
          --------

     Landlord demises unto Tenant, and Tenant leases from Landlord for the term and upon the terms and conditions set forth in this Lease, that certain portion of the building known as Building 3 erected in "The Village Square Market" in the Township of Carroll, Perry County, Commonwealth of Pennsylvania, being shown on Exhibit A attached hereto, outlined in red on said plan, containing approximately 1,090 square feet of floor area, plus the 675 square feet drive-thru canopy, together with the right to the nonexclusive use, in common with others, of all such vehicle parking areas, driveways, footways, and other facilities designed for common use, as may be installed by Landlord, subject to the terms and conditions hereof and to reasonable rules and regulations for the use thereof, as provided from time to time by Landlord.

     II.  Possession
          ----------

     Landlord hereby agrees to deliver possession of the demised premises to Tenant on March 1, 2002, or earlier if the demised premises shall have been surrendered to Landlord by M&T Bank prior to such date; provided that Tenant shall not be obligated to accept possession until the day after the date Tenant receives written notice from the Office of the Comptroller of the Currency that Tenant may establish a branch banking facility at the demised premises.

     III. Use
          ---

          A Tenant shall use and occupy the demised premises solely as a branch banking facility of Tenant, and Tenant may conduct therein any traditional or non-traditional banking business that Tenant or any affiliate of Tenant now, or at any time during the term of this Lease, is authorized by applicable law to engage in. Any other use shall be negotiated between Landlord and Tenant, and approved by Landlord in writing.

          B Tenant shall continuously, during the full term of this Lease and every extension or renewal thereof, keep the entire demised premises occupied and open for business during the hours specified from time to time by separate memorandum mutually agreed to by Landlord and Tenant, except for reasonable periods of temporary closing for "Bank" Holidays or Tenant improvements and repairs, or when required to close by regulatory authorities.

     IV.  Term
          ----

     The term of this Lease shall commence on the date when the Landlord shall deliver possession of the demised premises to Tenant, as provided in article II hereof, and shall terminate one (1) year from the first day of the calendar month next succeeding the "Rental Commencement Date" as defined in Article V hereof. The parties hereto agree to execute, within thirty (30) days after the "Rental Commencement Date," a standard Memorandum to this Lease, marked as Supplement 1, fixing the definite date of beginning and end of the term of this Lease. Tenant shall have the option to renew this Lease for five (5) additional, successive one (1) year terms upon the same terms and conditions set forth in this Lease, upon the condition that the Tenant shall not then be in default under this Lease. To exercise a renewal option, Tenant shall give Landlord written notice of exercise ninety (90) days prior to the expiration of the then current term. Either party may terminate this Lease immediately upon written notice to the other party in the event that Tenant shall not have received by April 12, 2002 written notice from the Office of the Comptroller of the Currency that Tenant may establish a branch banking facility at the demised premises. In addition, Tenant may terminate this Lease immediately upon written notice to Landlord at any time after March 31, 2002 in the event Landlord shall have been obligated under Article II of this Lease, but shall not have by then delivered possession of the demised premises to Tenant.

     V.   Rental
          ------

     The sum of $16,200.00 (sixteen thousand two hundred dollars), plus $2,083.80 (two thousand eighty three and 80/100 dollars) CAM, plus $120.00 (one hundred twenty dollars) for muzak speakers, annually, payable in equal monthly installments of $1,350.00 (one thousand three hundred fifty dollars), plus $173.65 (one hundred seventy-three and 65/100 dollars) CAM, plus $10.00 (ten dollars) for muzak speakers, the first day of each month.

     If the "Rental Commencement Date" is not on the first day of a calendar month, rental for such a period between the "Rental Commencement Date" and the first day of the following month shall be apportioned at the annual rental above based on a 360 day basis, and shall be paid by Tenant on the "Rental Commencement Date." The first full minimum monthly rental installment hereunder shall be made on the first day of the first calendar month following the "Rental Commencement Date," and thereafter on the first day of each and every month until the termination of this Lease as provided in article IV hereof. "Rental Commencement Date" shall be the last to occur of the date Landlord delivers possession of the demised premises to Tenant, or the day after the date Tenant receives written notice from the Office of the Comptroller of the Currency that Tenant may establish a branch banking facility at the demised premises.

     VI.  Common Use: Areas and Annual Charge (CAM)
          ----------------------------------------

          A. All facilities furnished by Landlord in the Shopping Plaza and designated for the general use, in common, of occupants of the Shopping Plaza, including Tenant hereunder, their officers, agents, employees and customers, including but not limited to parking areas, streets, sidewalks, canopies, roadways, loading platforms, washrooms, shelters, ramps, landscaped areas and other similar facilities, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to change the area, level, location and arrangement of such parking areas and other facilities above referred to, and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common facilities. PROVIDED NEVERTHELESS, Landlord agrees that it will not reduce, substitute or change the location or size of the parking area for Tenant as shown by the plans heretofore exhibited to Tenant without the written consent and prior approval of Tenant which shall not be unreasonably withheld. Landlord shall be responsible for maintaining all common facilities in good order and repair, in a clean, unlittered, orderly and sanitary condition; promptly removing snow, ice and surface water, keeping all parking area striping, marking and directional signs distinct and legible, and keeping all lighting lit until 11:00 p.m. prevailing time.

          B. In each lease year, Tenant will pay to Landlord as additional rent hereunder such proportion of Landlord's operating cost of common facilities as the gross floor area of the demised premises bears to the gross rentable floor area of all of the buildings of Landlord in the Shopping Plaza.

          C. For the purposes of this article, "Landlord's operating cost of common facilities" is defined as including all reasonable costs and expenses incurred by Landlord in operating and maintaining said facilities, including, without limitation, maintenance of landscaping, sanitary control, cleaning, lighting, snow removal, resurfacing, painting, fire and peril insurance, public liability and property damage insurance, repairs and policing. A minimum charge of $1.91 per square foot of the demised premises shall be paid monthly, with an adjustment annually hereinafter set forth in paragraph D. CAM.

          D. The annual charge shall be computed on the basis of a twelve-calendar month period, with the exception of a pro rata lease year at the commencement hereof up to December 31. Such annual charge shall be due in monthly payments, included with rent. Landlord will furnish to Tenant a written statement showing in reasonable detail the amount of Landlord's operating costs for the preceding period. For purposes hereunder, the monthly charge for common use areas shall be considered rent.

     VII. Public Utilities
          ----------------

     In addition to all rentals herein specified, Tenant shall pay all separately metered utilities used or consumed in or upon the demised premises.

     Landlord shall not be liable to Tenant for any damages should the furnishing of any utilities by Landlord by interrupted or required to be terminated because of necessary repairs or improvements or any cause beyond the reasonable control of Landlord. Nor shall any such interruption or cessation relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease.

     Landlord shall furnish, as part of construction cost, all heating, cooling and plumbing equipment as designed for each unit.

     Tenant shall maintain all heating, cooling and plumbing equipment in good working condition during the term of this Lease. If Tenant should fail to do so, Landlord may make repairs and bill the cost thereof to Tenant as additional rent.

     VIII. Building Alterations and Trade Fixtures
           ---------------------------------------

     Tenant covenants and agrees it will not make any major alterations, improvements or additions to the demised premises during the term of this Lease or any renewals thereof without first obtaining the written consent of Landlord. All alterations, improvements and additions made by the Tenant as aforesaid shall be done in a workmanlike manner and shall remain upon the premises at the expiration or earlier termination of this Lease and shall become the property of Landlord with the exception that Tenant shall be entitled to remove Tenant's office equipment and banking fixtures, provided that Tenant shall restore the premises to the same good order and condition which it was at the commencement of this Lease. Should Tenant fail to do so, Landlord may do so, collecting at Landlord's option the cost and expense thereof from Tenant as additional rent.

     IX.   Covenants of Tenant
           -------------------

     Tenant agrees to the following:

           A. To comply with any and all requirements of any of the public authorities, and with the terms of any state, federal or local statute or ordinance or regulation applicable to Tenant or its use of the demised premises, and save Landlord harmless from any penalties, fines, costs, expenses or damages resulting from failure to do so;

           B. To give Landlord prompt written notice, by personal service or registered mail, of any accident, fire or damage occurring on or to the demised premises;

          C. That all loading and unloading of goods shall be done in the areas, and through such entrances as may be designated for such purposes by Landlord, provided Landlord shall not unreasonably interfere with Tenant's normal course of business operation and routine. No permanent parking of trailers and trucks will be allowed;

          D. To keep all garbage and refuse in the kind of container specified by Landlord and to place the same outside the premises prepared for collection in the manner and at the times and places specified by Landlord and in accordance with municipal regulations;

          E. To keep the demised premises clean, orderly, sanitary, and free from objectionable odors and from insects, vermin and other pests;

          F. To comply with all reasonable rules and regulations of Landlord, as it pertains to the normal operation of the business, in effect at the time of the execution of this Lease or, upon reasonable prior written notice to Tenant, at any time or times, and from time to time, promulgated by Landlord, which Landlord in its sole discretion shall deem necessary in connection with the demised premises, the building of which the demised premises are a part, or the Shopping Plaza including the installation of such fire extinguishers and other safety equipment as Landlord may reasonably require;

          G. In the event any labor, materials or equipment is furnished to Tenant on the demised premises with respect to which any mechanic's or materialman's lien might be filed against the demised premises, or against Landlord's interest therein, Tenant agrees to take appropriate action prior to the furnishing thereof to assure that no such lien will be filed; and Tenant agrees to pay, when due, all sums of money that may become due for any such labor, materials or equipment and to cause any such lien to be fully discharged and released promptly upon receiving notice thereof;

          H. Not to use or operate any machinery that, in Landlord's opinion, is harmful to the building or disturbing to other tenants in the building of which the demised premises are a part; nor shall Tenant use any loud speakers, television, phonographs, radios or other devices in a manner so as to be heard or seen outside of the demised premises;

          I. Not to do any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the demised premises or any part thereof, or on the building of which the demised premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the time when Tenant receives possession hereunder. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent any and all increase or increases of premiums on insurance carried by Landlord on the demised premises, or any part thereof, or on the building of which the demised premises may be a part, resulting therefrom.

     X.   Rights of Landlord
          ------------------

     Landlord reserves the following rights with respect to the demised premises:

          A. At all reasonable times, by itself or its duly authorized agents to go upon and inspect the demised premises and every part thereof, and at its option to make repairs, alterations and additions to the demised premises or the building of which the demised premises are a part;

          B. To display, after notice from either party of intention to terminate this Lease, or any time within three (3) months prior to the expiration of this Lease, a "For Rent" sign, which may be placed upon such part of the outside wall of the demised premises as Landlord shall require, except on display windows or door or doors leading into the demised premises. Prospective purchasers or tenants authorized by Landlord may inspect the demised premises when Tenant is open for business upon prior reasonable notice and, when Tenant is closed for business, only upon Tenant's consent, which Tenant may reasonably withhold or condition for security reasons;

          C. With proper notice in advance, to install or place upon, or affix to, the roof and exterior walls of the demised premises equipment, signs, displays, antennae, and any other object or structure of any kind, provided the same shall not materially impair the structural integrity of the building or interfere with Tenant's occupancy.

     X1.  Signs
          -----

     Tenant may install on the west side of the outside wall of the building facing Route 34, a sign of Tenant's choice and design, subject to approval of Landlord, which approval shall not be unreasonably withheld. In the event Landlord installs a pylon type sign identifying the shopping center of which the demised premises is a part, Tenant shall be permitted to install, as part of such pylon sign, Tenant's sign or identification symbol. The design and size of Tenant's signs shall comply with local ordinances, as applicable, and be in such character as like branch banking facilities of Tenant in other areas.

     X11. Damage to Premises
          ------------------

     If the demised premises shall be damaged by fire or other casualty of the kind insured against in standard policies of fire insurance with extended coverage, but are not thereby rendered untenable in whole or in part, Landlord shall promptly at its own expense and to the extent required, cause such damage to be repaired and the rent shall not be abated. If by reason of such occurrence, the premises shall be rendered untenantable only in part, Landlord shall promptly at its own expense cause the damage to be replaced, and the minimum rent meanwhile shall be abated proportionately as to the portion of the premises rendered untenantable. If the premises shall be rendered wholly untenantable by reason of such occurrence, to the extent required by the obligations set forth in this Lease, the Landlord shall promptly at its own expense cause such damage to be repaired, and the minimum rent meanwhile shall be abated in whole, provided, however, that there shall be no extension of the term of this Lease by reason of such abatement. Notwithstanding the immediately preceding sentence, in the event the demised premises shall be rendered wholly untenantable by reason of fire or other casualty, either party shall have the right, to be exercised by notice in writing delivered to the other party within thirty (30) days from and after said occurrence, to terminate this Lease and the tenancy hereby created as of the date of the said occurrence, the rent to be adjusted as of such date. Except as herein provided, there shall be no obligation on Landlord to repair or rebuild in case of fire or other casualty.

     XIII. Public Liability and Indemnification
           ------------------------------------

     Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property occurring in or arising out of, the demised premises or occasioned by any negligent act or omission of Tenant, its agents, subtenants, licensees, concessionaires, contractors, or employees, and shall pay all costs, expenses and reasonable attorney fees incurred or paid by Landlord in connection with such litigation.

     Tenant shall at all times during the term hereof keep in force at its own expense public liability insurance in companies reasonably acceptable to Landlord sufficient to cover such indemnification and naming Landlord as additional insured with minimum limits of Five Hundred Thousand Dollars ($500,000.00) on account of bodily injuries to or death of one person, and Five Hundred Thousand Dollars ($500,000.00) on account of bodily injuries to or death of more than one person as the result of any one accident or disaster, and Five Hundred Thousand Dollars ($500,000.00) on account of damage to property, and Tenant will further deposit the policy or policies of such insurance, or certificates thereof, with Landlord.

     Tenant shall at all times during the term hereof keep in force at its own expense fire insurance with extended coverage in companies reasonably acceptable to Landlord, equal to the replacement costs of Tenant's betterments and improvements on the demised premises, and naming Landlord as an additional insured, with respect to such betterments and improvements.

     All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or materially change the coverage of said policy or policies without first giving ten (10) days prior written notice thereof to the Landlord. Landlord shall keep in full force and effect a standard all perils, risk, hazard fire insurance policy on the structural premises occupied by Tenant. Any endorsements for theft or vandalism shall be obtained and paid by Tenant under Tenant's fire insurance coverage.

     XIV.  Subordination
           -------------

     This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed on the property of which the demised premises are a part, provided, however, that in each such case the holder of said mortgage or the trustee of such deed of trust shall agree that this Lease shall not be divested or in any way affected by foreclosure or other default proceedings under said mortgage, deed of trust, or obligation secured thereby, so long as the Tenant shall not be in default under the terms of this Lease; and Tenant agrees that this Lease shall remain in full force and effect notwithstanding any such default proceedings under said mortgage, deed of trust, or obligation secured thereby.

     XV.   Events of Default
           -----------------

     The occurrence of any of the following shall constitute an event of default hereunder,

           A. The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenant's property; an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant;

          B. Failure of Tenant to pay when due any installment of rent or other charges defined as "rent" hereunder or any other sum herein required to be paid by Tenant;

          C. Tenant's failure to perform any other covenant or condition of this Lease within thirty (30) days after written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure, in which event Tenant's failure to proceed diligently to cure such failure shall constitute an event of default.

     Tenant agrees and it is hereby made a condition of this Lease, or any extension thereof, that if the Tenant shall fail or omit to pay any rent, additional rent or charges herein reserved as rent on the days and at the place where the same were made payable and if such failure shall continue for ten (10) days after written notice to the Tenant, or if Tenant shall fail in the performance and observance of any of the other agreements, conditions and terms herein contained on its part to be performed or observed, and if such failure shall continue for thirty (30) days after service of written notice by Landlord, or in case of the failure of such nature that it cannot be cured within said period of thirty (30) days, then if Tenant shall fail within said period of thirty (30) days to commence the cure of such failure and thereafter to complete such cure with all reasonable dispatch, or if Tenant shall be adjudicated insolvent within the meaning of insolvency in either bankruptcy proceedings or equity proceedings or if an involuntary petition in bankruptcy is filed against the Tenant which is not withdrawn within sixty (60) days, or if a voluntary petition in bankruptcy is filed by the Tenant, etc., or if the Tenant shall make a general assignment for the benefit of creditors, or voluntarily takes the benefit of, or claims to be, insolvent under any of the provisions of Chapter X of the Bankruptcy Act (whether such provisions now exist or shall hereafter be enacted) or if a permanent receiver or trustee shall be appointed for Tenant or Tenant's property, or if a temporary receiver or trustee of Tenant or Tenant's property shall be appointed and such permanent or temporary receiver or trustee shall not be discharged within sixty (60) days from the date of appointment, then and in any of such events Landlord, at its option, may serve upon Tenant notice that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on a date specified in such notice, to be not less than five (5) days after the date of such notice, and thereupon, and on the expiration of the time limited in such notice, this Lease and the term hereof granted, as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date herein originally specified for the expiration of the term herein demised; and Tenant shall then immediately quit and surrender to Landlord the demised premises, including any and all buildings and improvements thereon, and Landlord may enter into and repossess the demised premises, by summary proceedings, detainer, ejectment or otherwise, and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damage therefor.

     On the occurrence of any of the foregoing, without terminating the Lease, Landlord may reenter and repossess the demised premises, breaking open locked doors, if necessary, and may use as much force as necessary to effect such entrance without being liable to any action or prosecution, for such entry or the manner thereof, nor shall Landlord be liable for the loss of any property upon the premises. Landlord may thereupon lease the premises to any other person upon such terms as Landlord shall deem reasonable entirely at its discretion and for a term within or beyond the term of this Lease, and Tenant shall remain liable for any loss in rent for the balance of the then current term together with any expenses or costs incurred by Landlord in rerenting the premises, such as the payment of commissions, the making of alterations or otherwise.

     If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly, either at the end of a term or for nonpayment of rent or otherwise, without limitation of or by the foregoing, the Tenant hereby waives any and all demands, notices of intention and notices of action or proceeding which may be required by law to be given or taken prior to any entry or reentry by summary proceedings ejectment or otherwise, by Landlord, except as hereinbefore expressly provided with respect to the five (5) days notice and provided further that this shall not be construed as a waiver by Tenant of any notices to which this Lease expressly provides Tenant is entitled.

     The words "entry" and "reentry" as used in this Lease shall not be deemed restricted to their technical legal meaning.

     It is further agreed that in the event of a breach by Tenant of any of the agreements, conditions, covenants or terms hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity whether or not other remedies, indemnity or reimbursements are herein provided. It is further agreed that the rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and that no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

     On the occurrence of any of the foregoing, Tenant agrees that thereupon and in such event the whole rent for the balance of the term and all other sums payable hereunder as rent for the balance of the term, or any part thereof, at the option of Landlord, shall immediately without act or notice become due and payable as if by the terms of this Lease it were payable in advance, and Landlord may immediately proceed to distrain, collect, or bring action for the whole rent or such part thereof as aforesaid, as rent being in arrears, or may file a proof of claim in any bankruptcy or insolvency proceedings for such rent, or Landlord may institute any other proceedings whether similar to the foregoing or not, to enforce payment thereof.

     In the event that, and when, the Lease shall be determined by term, covenant, limitation or condition broken, as aforesaid, either during the original term of this Lease, or any extension thereof, and also when and as soon as the term hereby created, or any extension thereof shall have expired, it shall be lawful for any attorney, as attorney for Tenant, to sign an agreement for entering in any competent court an amicable action and judgement in ejectment, without any stay of execution or appeal against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the herein demised premises, without any liability on the part of said attorney, for which this Lease shall be a sufficient warrant; whereupon, if Landlord so desires, a writ of possession with clauses for costs may issue forthwith without any prior writ or proceedings whatsoever. And, provided that if for any reason after such action has been commenced the same shall be determined and the possession of the premises hereby demised remain in or be restored to Tenant, and Landlord shall have the right, after subsequent default or defaults, to bring one or more further amicable actions in the manner and form hereinbefore set forth to recover possession of said premises for such subsequent default. No such determination of this Lease nor taking, nor recovering possession of the premises shall deprive Landlord of any remedies or action against Tenant for rent or for damages due or to become due for the breach of any condition or covenant herein contained, nor shall the bringing of any such action for rent, or breach of covenant or condition for the resort to any remedy herein provided for the recovery of rent or damage for such breach be construed as a waiver of the right to insist upon the forfeiture and to obtain possession in the manner herein provided.

     In any amicable action of ejectment, Landlord shall first cause to be fled in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgement, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary withstanding.

     Tenant expressly waives the benefits of laws, now or hereafter in force, exempting goods on the demised premises, or elsewhere from distraint, levy or sale in any legal proceedings taken by the Landlord to enforce any rights under this Lease.

     XVI.  Assignment
           ----------

     Tenant agrees not to assign, mortgage, pledge or encumber this Lease, in whole or in part, or sublet the whole or any part of the demised premises, or permit the use of the whole or any part of the demised premises by any licensee, or concessionaire, without first obtaining the written consent of Landlord. Tenant agrees that, in the event of any such subletting, licensing or granting of a concession, made with the written consent of the Landlord as aforesaid, it will nevertheless remain liable for the performance of all the terms, conditions and covenants of this Lease. A change in control of Tenant, whether by transfer, sale, pledge or other disposition, in any single transaction or cumulatively during the term of this Lease, or any renewal or extension thereof, of the stock of Tenant or otherwise shall not be deemed an assignment of this
                                          ---
Lease and, therefore, may occur without the express written consent of Landlord. Tenant agrees that in case of any subletting of the demised premises it will not cause or allow any agent to represent it in such subletting other than The Village Square, or such other agent as may be designated in writing by Landlord. Landlord hereby consents to the assignment of this Lease, or the subletting of the demised premises, to a wholly owned subsidiary of Tenant's bank holding company, on condition that (1) any such assignee or sublessee shall agree with Landlord in writing, prior to any such assignment or subletting, to be bound by and to perform all covenants, conditions and agreements of this Lease applicable to Tenant; and (2) that notice of such assignment or subletting is given to Landlord no less than fifteen (15) days prior thereto. Any assignment by Tenant of this Lease shall forever terminate all rights of Tenant to possession of the demised premises notwithstanding any provision in any such assignment to the contrary, and notwithstanding Landlord's consent to said assignment. After any assignment or subleasing, Landlord may exercise against any subtenant or assignee all the rights and remedies herein provided upon default, without notice of any kind to Tenant, and Tenant shall have no right to reenter the demised premises upon default of the assignee or sublessee, but Tenant shall remain liable, jointly and severally, with any subtenant for the performance of all of the covenants, conditions and agreements of this Lease, including, but not being limited to, the payment to Landlord of all payments due or to become due to Landlord under this Lease.

     XVII.  Surrender and Holdover
            ----------------------

     Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, agrees to peaceably surrender to Landlord the premises in broom-clean condition and in good repair. In the event that Tenant shall fail to surrender the premises upon demand, Landlord, in addition to all other remedies available to it hereunder, shall have the right to receive, as liquidated damages for all the time Tenant shall so retain possession of the premises or any part thereof, an amount equal to the rent specified in article V of this Lease, as applied to such period.

     If Tenant remains in possession of the premises with Landlord's consent but without a new lease reduced in writing and duly executed, Tenant shall be deemed to be occupying the premises as a tenant from year to year only, subject to all the covenants, conditions and agreements of this Lease.

     XVIII. Additional Construction
            -----------------------

     Landlord hereby reserves the right at any time and from time to time to make alterations or additions to, and to build additional stories on, the building in which the premises are contained, and to build adjoining the same. Landlord also reserves the right to construct other or to add to other buildings or improvements in the Shopping Plaza and to permit others to do so, from time to time. In the event Landlord expands the Shopping Plaza by the construction of a 30,000 square feet, more or less, supermarket/grocery store, Landlord agrees that Tenant shall have the first option to relocate to other available space within the Shopping Plaza on terms and conditions no less favorable to Tenant than the "best" terms then available in connection with other comparable space within the Shopping Plaza. The term "first option" means that Landlord shall offer newly constructed or other available space to the Tenant before offering such space to any other person or entity.

     XIX.   Successors and Assigns
            ----------------------

     All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, sublessees and assigns of said parties, subject to the provisions herein. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in this Lease.

     XX.   Score and Interpretation
           ------------------------

     This Lease shall be considered to be the only agreement between the parties hereto pertaining to the demised premises. All negotiations and oral agreements acceptable to both parties are included herein. The laws of the State of Pennsylvania shall govern the validity, interpretation, performance and enforcement of this Lease.

     XXI.  Quiet Enjoyment
           ---------------

     Landlord hereby represents and warrants to Tenant that Landlord is the sole owner of good and marketable fee simple title to the demised premises and the Shopping Plaza and that it has the sole right, unencumbered by covenants and restrictions, to Lease the same for the purposes contemplated herein and for the term and renewals aforesaid, and that Tenant, upon paying the rent and performing the other covenants herein agreed by it to be performed, shall and may peaceably, undistributed and quietly have, hold and enjoy the demised premises for the term and renewals aforesaid.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

Attest/Witness:                    LANDLORD:

_____________________________      By:   /s/ Robert L. Brunner       (SEAL)
                                      -------------------------------


_____________________________      By:   /s/ Rena F. Brunner         (SEAL)
                                      -------------------------------



                                   THE FIRST NATIONAL BANK OF
                                   MIFFLINTOWN


_____________________________      By:   /s/ James R. McLaughlin
                                      ---------------------------------------
                                      James R. McLaughlin, President & CEO

                                 SUPPLEMENT 1
                                 ------------


RENTAL COMMENCEMENT DATE:                    February 28, 2002
                                        -------------------------------

      (A)  Lease term expires:               February 28, 2003
                                        -------------------------------





LANDLORD:                               TENANT:

By:  /s/ Robert L. Brunner     (SEAL)   THE FIRST NATIONAL BANK OF
   ----------------------------         MIFFLINTOWN


By:  /s/ Rena F. Brunner       (SEAL)   By:  /s/  James R. McLaughlin
   ----------------------------            ----------------------------
                                             (Vice) President

                                   EXHIBIT A

                               [to be attached]